EXHIBIT 10.14

LICENSE AGREEMENT

MICHIGAN FILE 1509 TECHNOLOGY

This is an Agreement between IntraLase Corp., a corporation incorporated in the State of Delaware, with offices located at 245 North Main Street, Ann Arbor, Michigan 48104 (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”). This Agreement is effective as of the date executed by both LICENSEE and MICHIGAN (the “Effective Date”). LICENSEE and MICHIGAN agree as follows:

1. BACKGROUND.

1.1 MICHIGAN has developed rights, including potential patent rights, in a method for transcleral and transconjunctival laser photodisruption for glaucoma surgery, invented by Tibor Juhasz, Zachary Sacks, Gerard Mourou, and Ron Kurtz, as identified and described in the University of Michigan Technology Management Office File #1509 (hereafter, “The #1509 Invention”).

1.2 LICENSEE desires to obtain, and MICHIGAN, consistent with its mission of education and research, desires to grant a license of The #1509 Invention on the terms and conditions listed below.

2. TERMS AND CONDITIONS FOR LICENSE.

The license from MICHIGAN to LICENSEE for The #1509 Invention shall be added to and be incorporated in the license agreement existing between MICHIGAN and LICENSEE effective December 16, 1997, covering MICHIGAN’s Technology Management Office File #939, as well as other potential technologies (hereafter, “The #939 Agreement”), with the following revisions to The #939 Agreement:

2.1 The following shall be added to the definition in Paragraph 2.12: TECHNOLOGY shall also include The #1509 Invention.

2.2 The following revisions shall be made to the definition in Paragraph 2.1:

(a) The original definition of Field of Use shall be designated as subparagraph (a); and

(b) Subparagraph (c) shall be added: (c) The Field of Use for The #1509 Invention shall be for any and all uses.

2.3 Paragraph 9.1 shall be revised to read as follows: “LICENSEE acknowledges MICHIGAN’s ownership interest in all Licensed Patents as defined in Paragraph 2.3(a) above and in The #1509 Invention.”

2.4 Note that the intention is that, for The #1509 Inventon, IntraLase will reimburse all (100%) of the patent expenses discussed in Section 10. This should be automatic by including The #1509 Invention in the definition of TECHNOLOGY, and not including it in Exhibit B. See the third paragraph under Paragraph 10.4 of The #939 Agreement (The Paragraph which starts with the words “Thereafter MICHIGAN”). Any and all patents or patent applications covering The #1509 Invention are intended to be included in “other Licensed Patents” in this paragraph. Note also that the obligation of LICENSEE relates only to reasonable and necessary out-of-pocket expenses, as already specified in the second paragraph under Subsection 10.4 of The 939 Agreement.

2.5 In Section 20, in the address for the notices to MICHIGAN add that the there shall be a reference to File No. 1509, as well as to File No. 939.

2.6 In Paragraph 4.3(i), the royalties shall remain the same as specified in The 939 Agreement; and in Paragraph 4.3(ii) the royalty shall remain the same as specified in The 939 Agreement.

2.7 In Paragraph 4.6, the annual license maintenance fees shall remain the same as in The 939 Agreement.

3. REGENTAL APPROVAL.

This Agreement is subject to approval by a two thirds majority vote of the Regents of the University of Michigan.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR INTRALASE, CORP.		FOR THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ THOMAS PORTER	By:	/s/ MARVIN G. PARNES
	(authorized representative)		(authorized representative)

Typed Name Thomas Porter		Typed Name Marvin G. Parnes

Title Treasurer		Title AVP of Research

Date 8-10-98		Date 7-22-98

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